As filed with the Securities and Exchange Commission on June 17, 2010
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

New York Mortgage Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	47-0934168 (I.R.S. Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York 10017
 (Address of Principal Executive Offices including Zip Code)

New York Mortgage Trust, Inc.
2010 Stock Incentive Plan
(Full title of the plan)

Steven R. Mumma
Chief Executive Officer
New York Mortgage Trust, Inc.
52 Vanderbilt Avenue, Suite 403
New York, New York 10017
 (Name and address of agent for service)

(212) 792-0107
 (Telephone number, including area code, of agent for service)

Copy to:

Daniel M. LeBey
Christopher C. Green
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8212

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer  ☐      Accelerated Filer  ☐      Non-Accelerated Filer  ☒      Smaller reporting company  ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, $0.01 par value per share (“Common Stock”)	1,190,000 shares	$7.57	$9,008,300	$152.25

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of Common Stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)
Estimated solely for the purpose of computing the registration fee.  In accordance with Rules 457(h)(1) and 457(c) promulgated under the Securities Act, the maximum offering price per share and maximum aggregate offering price shown are based upon the average of the high and low sales prices reported for the registrant’s Common Stock on the New York Stock Exchange on June 11, 2010, which was $7.57 per share.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in this Part I will be sent or given to participants under the New York Mortgage Trust, Inc. 2010 Stock Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the “Note” to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by New York Mortgage Trust, Inc. (the “Company”) with the Commission are incorporated herein by reference and made a part hereof:

1. The Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on March 8, 2010.

2. The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, filed with the Commission on May 6, 2010.

3. The Company’s Current Reports on Form 8-K filed with the Commission on January 12, 2010; March 17, 2010; March 19, 2010 and May 17, 2010.

4. The description of the Common Stock contained in the Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 3, 2008.

All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers

The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established by a final judgment as being material to the cause of action. The Company’s charter contains a provision which limits the liability of its directors and officers to the maximum extent permitted by Maryland law.

The Company’s charter permits it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director and at the Registrant’s request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Registrant. The Registrant’s bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Registrant and at the Registrant’s request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Registrant’s charter and bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant. Maryland law requires the Registrant to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

The Maryland General Corporation Law permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable for an improper personal benefit, unless in either case a court orders indemnification and then only for expenses. Maryland law requires a Maryland corporation, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by him or on his behalf to repay the amount paid or reimbursed by such corporation if it shall ultimately be determined that the standard of conduct was not met.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

4.1
Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.01 to the Company’s Registration Statement on Form S-11 as filed with the Commission (Registration No. 333-111668), effective June 23, 2004).

4.2
Articles of Amendment to the Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the Commission on October 4, 2007).

4.3
Articles of Amendment to the Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K as filed with the Commission on October 4, 2007).

4.4
Articles of Amendment to the Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.1(d) to the Company’s Current Report on Form 8-K as filed with the Commission on May 16, 2008).

4.5
Articles of Amendment to the Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.1(e) to the Company’s Current Report on Form 8-K as filed with the Commission on May 16, 2008).

4.6
Articles of Amendment to the Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.1(f) to the Company’s Current Report on Form 8-K as filed with the Commission on June 15, 2009).

4.7
Bylaws of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.02 to the Company’s Registration Statement on Form S-11 as filed with the Commission (Registration No. 333-111668), effective June 23, 2004).

4.8
Amendment No. 1 to the Bylaws of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.2(b) to the Company’s Annual Report on Form 10-K as filed with the Commission on March 16, 2006).

4.9
Form of Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11 as filed with the Securities and Exchange Commission (Registration No. 333-111668), effective June 23, 2004).

4.10
Junior Subordinated Indenture between The New York Mortgage Company, LLC and JPMorgan Chase Bank, National Association, as trustee, dated December 1, 2005. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 6, 2005).

4.11
Amended and Restated Trust Agreement among The New York Mortgage Company, LLC, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association and the Administrative Trustees named therein, dated December 1, 2005. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 6, 2005).

4.12
Articles Supplementary Establishing and Fixing the Rights and Preferences of Series A Cumulative Redeemable Convertible Preferred Stock of the Company   (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 25, 2008).

4.13	Form of Series A Cumulative Redeemable Convertible Preferred Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 25, 2008).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

10.1	New York Mortgage Trust, Inc. 2010 Stock Incentive Plan (incorporated by reference from Appendix A to the Company’s Definitive Proxy Statement, filed with the Commission on March 29, 2010).

23.1	Consent of Grant Thornton LLP (filed herewith).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

23.3	Consent of Hunton & Williams LLP (included as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 9.  Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement,

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of June, 2010.

New York Mortgage Trust, Inc. (Registrant)

By:	/s/ Steven R. Mumma
Steven R. Mumma Chief Executive Officer, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each of the directors of New York Mortgage Trust, Inc. whose signature appears below hereby appoints Steven R. Mumma and Nathan R. Reese, and each of them individually, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as directors to enable New York Mortgage Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/s/ Steven R. Mumma	Chief Executive Officer, President,	June 17, 2010
Steven R. Mumma	Chief Financial Officer and Director
(Principal Executive Officer)
(Principal Financial Officer)

/s/ James J. Fowler	Chairman of the Board	June 15, 2010
James J. Fowler

Director
Alan L. Hainey

/s/ Steven G. Norcutt	Director	June 15, 2010
Steven G. Norcutt

/s/ Daniel K. Osborne	Director	June 17, 2010
Daniel K. Osborne

EXHIBIT INDEX

Exhibit Number	Description

4.1
Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.01 to the Company’s Registration Statement on Form S-11 as filed with the Commission (Registration No. 333-111668), effective June 23, 2004).

4.2
Articles of Amendment to the Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the Commission on October 4, 2007).

4.3
Articles of Amendment to the Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K as filed with the Commission on October 4, 2007).

4.4
Articles of Amendment to the Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.1(d) to the Company’s Current Report on Form 8-K as filed with the Commission on May 16, 2008).

4.5
Articles of Amendment to the Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.1(e) to the Company’s Current Report on Form 8-K as filed with the Commission on May 16, 2008).

4.6
Articles of Amendment to the Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.1(f) to the Company’s Current Report on Form 8-K as filed with the Commission on June 15, 2009).

4.7
Bylaws of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.02 to the Company’s Registration Statement on Form S-11 as filed with the Commission (Registration No. 333-111668), effective June 23, 2004).

4.8
Amendment No. 1 to the Bylaws of New York Mortgage Trust, Inc. (incorporated herein by reference to Exhibit 3.2(b) to the Company’s Annual Report on Form 10-K as filed with the Commission on March 16, 2006).

4.9
Form of Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11 as filed with the Securities and Exchange Commission (Registration No. 333-111668), effective June 23, 2004).

4.10
Junior Subordinated Indenture between The New York Mortgage Company, LLC and JPMorgan Chase Bank, National Association, as trustee, dated December 1, 2005. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 6, 2005).

4.11
Amended and Restated Trust Agreement among The New York Mortgage Company, LLC, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association and the Administrative Trustees named therein, dated December 1, 2005. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 6, 2005).

4.12
Articles Supplementary Establishing and Fixing the Rights and Preferences of Series A Cumulative Redeemable Convertible Preferred Stock of the Company   (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 25, 2008).

4.13	Form of Series A Cumulative Redeemable Convertible Preferred Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 25, 2008).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

10.1	New York Mortgage Trust, Inc. 2010 Stock Incentive Plan (incorporated by reference from Appendix A to the Company’s Definitive Proxy Statement, filed with the Commission on March 29, 2010).

23.1	Consent of Grant Thornton LLP (filed herewith).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

23.3	Consent of Hunton & Williams LLP (included as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).